UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2023

ARMATA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Washington	001-37544	91-1549568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5005 McConnell Avenue Los Angeles, California	90066
(Address of principal executive offices)	(Zip Code)

(310) 655-2928

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	ARMP	NYSE American

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 15, 2023, Richard Rychlik, Corporate Controller of Armata Pharmaceuticals, Inc. (“Armata” or the “Company”), was promoted to serve as Armata’s principal financial officer, replacing Julianne Averill of Danforth Advisors, LLC, who resigned as Chief Financial Officer on the same day. The promotion of Mr. Rychlik is part of Armata’s plan to transition more of its financing and accounting functions to Armata personnel.  Armata anticipates that Danforth Advisors, LLC will continue to support Armata during that transition.

Mr. Rychlik, age 67, has served as the Company’s Corporate Controller since September 5, 2023. Prior to joining Armata, Mr. Rychlik served as corporate controller at ArmaGen Inc., a clinical stage biopharma research company, acquired by JCR Pharma, from 2017 until September 2023. As corporate controller at ArmaGen Inc., Mr. Rychlik managed financial reporting, prepared budgets and forecasts, and prepared and coordinated due diligence for M&A transactions. His experience also includes similar roles at early-stage life science companies and others in the clean tech sector, as well as consulting roles involving managing financial operations and preparing financial reporting for clients. In 2022, Mr. Rychlik was also a member of a team that supported a successful IPO for Greenlight Biosciences. Prior to that, Mr. Rychlik was a member of a team that supported successful IPOs for Internet Brands Inc. and Ceres Inc., and a venture capital raise for Gevo Inc. Mr. Rychlik has over 15 years’ experience as a controller in traditional manufacturing, where he implemented ERP systems several times as well as efficiency measures improving cash flow and cost savings. He earned a B. Arts at University of Toronto and a B. Commerce at University of Windsor followed by several years in public accounting practice at a regional public accounting firm.

There is no arrangement or understanding between Mr. Rychlik and any other persons pursuant to which Mr. Rychlik was selected as an officer. There are no family relationships between Mr. Rychlik and any of the Company’s directors or executive officers. There are no related person transactions in which Mr. Rychlik has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held on September 14, 2023 (the “Meeting”), the shareholders of the Company elected seven members to our board of directors, each for a one-year term expiring at the annual meeting of shareholders in 2024, as follows:

Members	Number of Shares Voted For	Number of Shares Withheld	Broker Non- Votes
Deborah L. Birx, M.D.	29,376,679	307,680	1,204,286
Jules Haimovitz	28,721,661	962,698	1,204,286
Odysseas D. Kostas, M.D.	28,740,184	944,175	1,204,286
Robin C. Kramer	29,478,509	205,850	1,204,286
Joseph M. Patti, Ph. D.	29,478,115	206,244	1,204,286
Todd C. Peterson, Ph. D.	29,483,125	201,234	1,204,286
Sarah Schlesinger, M.D.	28,743,451	940,908	1,204,286

At the Meeting, our shareholders next approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers. The vote for such approval was 29,620,537 shares for, 49,049 shares against, 14,773 shares abstaining, and 1,204,286 shares of broker non-votes.

Also at the Meeting, our shareholders ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. The vote for such ratification was 30,850,478 shares for, 37,396 shares against, 771 shares abstaining, and 0 shares of broker non-votes.

Also at the Meeting, our shareholders approved, in accordance with the NYSE American exchange rules, the issuance of our common stock upon conversion, if applicable, of the loan outstanding under our secured convertible credit and security agreement entered into with Innoviva Strategic Opportunities LLC. The vote for such approval was 29,637,787 shares for, 33,901 shares against, 12,671 shares abstaining, and 1,204,286 shares of broker non-votes.

Forward Looking Statements

This Current Report on Form 8-K contains "forward-looking" statements as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to Armata's plan to transition more of its financing and accounting functions to Armata personnel. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon Armata's current expectations. Forward-looking statements involve risks and uncertainties. Armata's actual results and the timing of events could differ materially from those anticipated in such forward- looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Armata's plan to transition more of its financing and accounting functions to Armata personnel. Additional risks and uncertainties relating to Armata and its business can be found under the caption "Risk Factors" and elsewhere in Armata's filings and reports with the SEC, including in Armata's Annual Report on Form 10-K, filed with the SEC on March 16, 2023, and in its subsequent filings with the SEC.

Armata expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Armata's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2023	Armata Pharmaceuticals, Inc.

	By:	/s/ Deborah L. Birx
	Name:	Deborah L. Birx
	Title:	Chief Executive Officer